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                                                                    EXHIBIT 23.1

            CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM


            We hereby consent to the incorporation by reference in this Amendment No. 1 to the Registration Statement on Form S-3 of our report dated March 11, 2004, except for Note 15, as to which the date is August 6, 2004, relating to the financial statements for the year ended December 31, 2003, which appears in Pride International, Inc.'s Current Report on Form 8-K dated August 10, 2004. We also consent to the references to us under the headings "Experts" and "Independent Registered Public Accounting Firm" in such Registration Statement.

/s/ PricewaterhouseCoopers LLP

Houston, Texas
November 4, 2004